UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2012

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York, 10019
(Address of principal executive offices, including zip code)

(212) 489-2100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 2, 2012, Delcath Systems, Inc. (the "Company") issued a press release announcing that the first patients in Europe have been treated with the Delcath Hepatic CHEMOSAT® Delivery System at the European Institute of Oncology (Instituto Europeo di Oncologia – IEO), a premier cancer treatment and research center in Milan.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Company is currently negotiating the terms of a $20 million credit facility.  The Company expects to enter into a definitive agreement with a commercial bank in the first quarter of 2012.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Delcath Systems, Inc., dated February 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: February 2, 2012	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Delcath Systems, Inc., dated February 2, 2012